Exhibit 21.1

Subsidiaries of ING U.S., Inc.

As of November 6, 2012

Company Name	State/Country of Incorporation

• ING North America Insurance Corporation	Delaware

• ING Payroll Management, Inc.	Delaware

• ING Risk Management (Bermuda) Limited	Bermuda

• Lion Connecticut Holdings Inc.	Connecticut

• IB Holdings LLC	Virginia

• The New Providence Insurance Company, Limited	Cayman Islands

• ING Financial Partners, Inc.	Minnesota

• ING Investment Management LLC	Delaware

• ING Investment Management Co. LLC	Delaware

• ING Investment Management (Bermuda) Holdings Limited	Bermuda

• ING Investment Trust Co.	Connecticut

• ING Investment Management (UK) Limited	United Kingdom

• ING Investment Management Alternative Assets LLC	Delaware

• ING Alternative Asset Management LLC	Delaware

• ING Furman Selz Investments III LLC	Delaware

• ING Reality Group LLC	Delaware

• ING Pomona Holdings LLC	Delaware

• Pomona G.P. Holdings LLC	Delaware

• Pomona Management LLC	Delaware

• ING Alternative Asset Management Ireland Limited	Ireland

• ING Capital Corporation, LLC	Delaware

• ING Funds Services, LLC	Delaware

• ING Investments Distributor, LLC	Delaware

• ING Investments, LLC	Arizona

• ING Life Insurance and Annuity Company	Connecticut

• Directed Services LLC	Delaware

• ING Financial Advisors, LLC	Delaware

• ING National Trust	Minnesota

• Systematized Benefits Administrators, Inc.	Connecticut

• ING USA Annuity and Life Insurance Company	Iowa

• ReliaStar Life Insurance Company	Minnesota

• ReliaStar Life Insurance Company of New York	New York

• Whisperingwind I, LLC	South Carolina

• Whisperingwind II, LLC	South Carolina

• Roaring River, LLC	Missouri

• Roaring River II, LLC	Missouri

• ING Institutional Plan Services, LLC	Delaware

• ING Investment Advisors, LLC	New Jersey

• Australia Retirement Services Holding, LLC	Delaware

• ILICA Inc.	Connecticut

• ING International Nominee Holdings, Inc.	Connecticut

• All 1, LLC	Connecticut

• All 2, LLC	Connecticut

• All 3, LLC	Connecticut

• All 4, LLC	Connecticut

• ING Insurance Services, Inc.	Connecticut

• Langhorne I, LLC	Missouri

• Security Life Assignment Corp.	Colorado

• Security Life of Denver Insurance Company	Colorado

• ING America Equities, Inc.	Colorado

• Midwestern United Life Insurance Company	Indiana

• Whisperingwind III, LLC	South Carolina

• Roaring River III Holding, LLC	Delaware

• Roaring River III, LLC	Missouri

• Security Life of Denver International Limited	Cayman Islands

• Lion Custom Investments LLC	Delaware

• SLDI Georgia Holdings, Inc.	Georgia

• Lion II Custom Investments LLC	Delaware

• Rancho Mountain Properties, Inc.	Delaware

• IIPS of Florida, LLC	Florida

• ING Financial Products Company, Inc.	Delaware